Exhibit 99.1

News Release For further information, please contact:
333 Butternut Drive, Syracuse, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports First Quarter 2026 Results

SYRACUSE, N.Y. — April 29, 2026 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported first quarter 2026 results. The results are available within the “News” section of the Company's investor relations website or directly at https://communityfinancialsystem.com/Q1-2026-CBU-Earnings-Release.

Company management will host a conference call at 11:00 a.m. (ET) today, April 29, 2026, to discuss the first quarter 2026 results. The conference call can be accessed via webcast at https://app.webinar.net/qplYz5Bw2x6 or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

News Release For further information, please contact:
333 Butternut Drive, Syracuse, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports First Quarter 2026 Results

SYRACUSE, N.Y. — April 29, 2026

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported first quarter 2026 net income of $57.2 million, or $1.08 per share and operating net income of $61.1 million, or $1.15 per share.

“Our Company delivered another quarter of strong core performance with operating diluted earnings per share[1] of $1.15, up 17.3% year-over-year and representing our fourth consecutive quarter of record results,” commented Dimitar A. Karaivanov, President and CEO.

“Our organic momentum continues across all businesses and is also supported by margin and market value tailwinds. During the quarter we achieved an operating return on assets[1] of 1.42% while continuing to actively invest in organic and inorganic growth initiatives. At the same time, we remain focused on expanding operating leverage and ensuring that recent investments translate fully into bottom-line results. With our diversified financial services businesses, high-quality balance sheet and disciplined capital deployment, we are well positioned to continue to scale the Company and continue to expect strong earnings growth through the remainder of 2026.”

First Quarter 2026 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		1st Qtr 2026	4th Qtr 2025	1st Qtr 2025	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$1.08	$1.03	$0.93	$0.05	4.9%	$0.15	16.1%
	Operating Diluted Earnings Per Share[1]	1.15	1.12	0.98	0.03	2.7%	0.17	17.3%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.61	1.58	1.40	0.03	1.9%	0.21	15.0%

Return Metrics	Return on Assets	1.33%	1.26%	1.22%	-	0.07%	-	0.11%
	Operating Return on Assets[1]	1.42%	1.38%	1.28%	-	0.04%	-	0.14%
	Return on Equity	11.51%	11.04%	11.28%	-	0.47%	-	0.23%
	Operating Return on Equity[1]	12.30%	12.08%	11.84%	-	0.22%	-	0.46%

1

First Quarter 2026 Performance (continued)					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		1st Qtr 2026	4th Qtr 2025	1st Qtr 2025	$	%	$	%
Revenues	Total Revenues	$213,286	$215,451	$196,248	($2,165)	(1.0%)	$17,038	8.7%
	Total Operating Revenues (FTE)[1]	214,537	216,431	196,897	(1,894)	(0.9%)	17,640	9.0%
	Noninterest Revenues	78,574	82,026	76,036	(3,452)	(4.2%)	2,538	3.3%
	Total Operating Noninterest Revenues[1]	78,975	82,131	75,791	(3,156)	(3.8%)	3,184	4.2%
	Noninterest Revenues/Total Revenues	36.8%	38.1%	38.7%	-	(1.3%)	-	(1.9%)
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	36.8%	37.9%	38.5%	-	(1.1%)	-	(1.7%)

Net Interest Income and Margin	Net Interest Income	$134,712	$133,425	$120,212	$1,287	1.0%	$14,500	12.1%
	Net Interest Margin	3.43%	3.37%	3.21%	-	0.06%	-	0.22%
	Net Interest Margin (FTE)[1]	3.45%	3.39%	3.24%	-	0.06%	-	0.21%

Balance Sheet and Funding	Total Ending Loans	$11,131,184	$10,949,757	$10,421,141	$181,427	1.7%	$710,043	6.8%
	Total Ending Deposits	14,870,122	14,387,085	13,892,047	483,037	3.4%	978,075	7.0%
	Cost of Total Deposits	1.10%	1.15%	1.17%	-	(0.05%)	-	(0.07%)
	Cost of Funds	1.20%	1.27%	1.33%	-	(0.07%)	-	(0.13%)

Risk Metrics	Annualized Loan Net Charge-Offs	0.11%	0.09%	0.13%	-	0.02%	-	(0.02%)
	Tier 1 Leverage Ratio	9.20%	9.21%	9.29%	-	(0.01%)	-	(0.09%)
	Loan-to-deposit ratio	74.9%	76.1%	75.0%	-	(1.2%)	-	(0.1%)
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	194%	191%	191%	-	3%	-	3%

1Non-GAAP Measure. For more information on Non-GAAP measures, refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

2

First Quarter 2026 Business Segment Results[2]					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		1st Qtr 2026	4th Qtr 2025	1st Qtr 2025	$	%	$	%
Banking and Corporate	Net interest income	$133,550	$132,412	$119,439	$1,138	0.9%	$14,111	11.8%
	Provision for credit losses	5,636	4,979	6,690	657	13.2%	(1,054)	(15.8%)
	Segment noninterest revenues	21,979	23,556	19,033	(1,577)	(6.7%)	2,946	15.5%
	Other segment expenses	90,282	92,522	85,509	(2,240)	(2.4%)	4,773	5.6%
	Adjusted income before income taxes	$59,611	$58,467	$46,273	$1,144	2.0%	$13,338	28.8%
	Adjusted return on assets[3]	1.41%	1.37%	1.16%	-	0.04%	-	0.25%
	Adjusted return on equity[3]	14.49%	14.35%	12.60%	-	0.14%	-	1.89%
	Adjusted return on tangible equity[1,3]	26.01%	25.56%	23.70%	-	0.45%	-	2.31%

Employee Benefit Services	Segment revenues	$36,311	$38,391	$34,116	($2,080)	(5.4%)	$2,195	6.4%
	Segment expenses	21,984	22,394	20,676	(410)	(1.8%)	1,308	6.3%
	Adjusted income before income taxes	$14,327	$15,997	$13,440	($1,670)	(10.4%)	$887	6.6%
	Adjusted return on assets[3]	23.25%	26.81%	23.45%	-	(3.56%)	-	(0.20%)
	Adjusted return on equity[3]	26.73%	30.17%	26.51%	-	(3.44%)	-	0.22%
	Adjusted return on tangible equity[1,3]	52.45%	61.16%	56.04%	-	(8.71%)	-	(3.59%)

Insurance Services	Segment revenues	$12,331	$12,475	$14,270	($144)	(1.2%)	($1,939)	(13.6%)
	Segment expenses	10,482	11,546	10,162	(1,064)	(9.2%)	320	3.1%
	Adjusted income before income taxes	$1,849	$929	$4,108	$920	99.0%	($2,259)	(55.0%)
	Adjusted return on assets[3]	6.88%	3.51%	23.16%	-	3.37%	-	(16.28%)
	Adjusted return on equity[3]	8.05%	4.01%	30.55%	-	4.04%	-	(22.50%)
	Adjusted return on tangible equity[1,3]	16.92%	8.26%	184.01%	-	8.66%	-	(167.09%)

Wealth Management Services	Segment revenues	$11,063	$10,198	$10,486	$865	8.5%	$577	5.5%
	Segment expenses	7,156	7,007	6,851	149	2.1%	305	4.5%
	Adjusted income before income taxes	$3,907	$3,191	$3,635	$716	22.4%	$272	7.5%
	Adjusted return on assets[3]	37.18%	30.87%	38.78%	-	6.31%	-	(1.60%)
	Adjusted return on equity[3]	42.07%	34.36%	43.67%	-	7.71%	-	(1.60%)
	Adjusted return on tangible equity[1,3]	48.24%	38.50%	49.94%	-	9.74%	-	(1.70%)

1Non-GAAP Measure. For more information on Non-GAAP measures, refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

2Refer to the “Summary of Financial Data (unaudited)” tables below for reconciliations of the reported measure of segment profit (adjusted income before income taxes) results to Company results and calculations of the segment adjusted return metrics. The reported measure of segment profit, the reported segment assets and the reported segment equity that are used in the calculations of the segment adjusted return metrics are presented in conformity with ASC 280: Segment Reporting and follow the methodology disclosed in the Company’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2026.

3The segment adjusted return metrics are reported on a pre-tax basis.

3

Results of Operations

The Company reported first quarter 2026 net income of $57.2 million, or $1.08 per share. This compares to net income of $49.6 million, or $0.93 per share, for the first quarter of 2025. The $0.15 increase in earnings per share was primarily driven by increases in net interest income and noninterest revenues and a decrease in the provision for credit losses, partially offset by increases in noninterest expenses and income taxes. Comparatively, the Company’s earnings per share increased $0.05 from $1.03 per share for the linked fourth quarter of 2025, primarily due to decreases in noninterest expenses and income taxes and an increase in net interest income, partially offset by a decrease in noninterest revenues and an increase in the provision for credit losses.

Net Interest Income and Net Interest Margin

The Company’s record quarterly net interest income reflected diminishing funding cost pressures and organic loan growth, supporting continued margin expansion.

•	Net interest income in the first quarter of 2026 was $134.7 million, up $14.5 million, or 12.1%, compared to the first quarter of 2025, and up $1.3 million, or 1.0%, from the fourth quarter of 2025.
•	Net interest margin for the first quarter of 3.43% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.45%, increased 22 basis points and 21 basis points, respectively, from the first quarter of 2025. These increases were primarily the result of a lower cost of interest-bearing liabilities and a higher yield on interest-earning assets.
•	The yield on interest-earning assets increased 9 basis points to 4.60% over the prior year’s first quarter primarily driven by higher loan yields.
•	The cost of interest-bearing liabilities decreased 16 basis points from 1.75% in the first quarter of 2025 to 1.59% in the first quarter of 2026, driven by a 12 basis point decrease in the average interest-bearing deposit rate.
•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, both increased by 6 basis points. The yield on interest-earning assets was consistent, while the cost of funds decreased 7 basis points. This included a 9 basis point decrease in the cost of interest-bearing liabilities driven by an 8 basis point decrease in the average interest-bearing deposit rate to 1.47%. Excluding the impact of the semiannual Federal Reserve Bank dividend recorded in the fourth quarter of 2025, the yield on interest-earning assets increased 2 basis points compared to the linked fourth quarter.

Noninterest Revenues

The Company’s noninterest revenue streams generated 37% of total revenues in the first quarter.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, totaled $21.8 million for the first quarter of 2026, an increase of $2.7 million, or 14.2%, from the first quarter of 2025 and a decrease of $1.8 million, or 7.6%, from the fourth quarter of 2025. The increase from the first quarter of 2025 was primarily comprised of higher deposit service fees and customer interest rate swap fee revenues. The decrease from the fourth quarter of 2025 reflected a $1.6 million one-time income distribution received from a limited partnership investment in the prior quarter.
•	Employee benefit services revenues for the first quarter of 2026 were $34.6 million, an increase of $2.0 million, or 6.0%, in comparison to the first quarter of 2025 and a decrease of $2.0 million, or 5.4%, from the fourth quarter of 2025. The increase from the prior year’s first quarter was largely driven by revenue growth in the recordkeeping and third-party administration services business line due in part to revenue growth from acquisitions and higher average market values of assets under administration. The decrease from the linked fourth quarter was reflective of seasonally lower third-party administration fees.
•	Insurance services revenues for the first quarter of 2026 were $12.6 million, which represents a $1.6 million, or 11.4%, decrease versus the prior year’s first quarter and a $0.1 million, or 0.8%, decrease from the fourth quarter of 2025. The decrease from the prior year’s first quarter was due to changes in the timing of collections of contingent commission revenues.
•	Wealth management services revenues for the first quarter of 2026 totaled $10.3 million, an increase of $0.5 million, or 4.8%, from the first quarter of 2025, reflective of higher average market values of assets under management and an increase of $0.8 million, or 7.9%, from the fourth quarter of 2025, reflective of certain seasonally higher Trust fees.

4

Noninterest Expenses and Income Taxes

The Company continues to focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $133.0 million in total noninterest expenses in the first quarter of 2026, compared to $125.3 million of total noninterest expenses in the prior year’s first quarter. The $7.7 million, or 6.2% increase between the periods was primarily driven by higher salaries and employee benefits expenses, occupancy and equipment expenses and data processing and communications expenses.
•	Salaries and employee benefits expenses increased $3.9 million, or 5.1%, from the first quarter of 2025, primarily due to incremental costs associated with acquisitions and de novo bank branches opened between the periods, along with the impact of annual merit-based increases.
•	Occupancy and equipment expenses increased $2.2 million, or 17.2%, from the prior year’s first quarter, driven by incremental costs associated with the opening of de novo bank branches and regional headquarters and the Santander Bank, N.A. (“Santander”) branch acquisition.
•	Data processing and communications expenses increased $1.7 million, or 10.8%, from the first quarter of 2025 reflective of the Company’s continued investment in customer-facing and back-office technologies, including artificial intelligence applications and other workflow efficiency initiatives.
•	Acquisition expenses were $0.4 million in the first quarter of 2026 primarily related to the Company’s pending acquisition of Clearpoint Federal Bank & Trust.
•	The effective tax rate for the first quarter of 2026 was 23.3%, an increase from 22.8% in the first quarter of 2025 and a decrease from 24.3% in the fourth quarter of 2025. The increase from the first quarter of 2025 was primarily due to an increase in the amortization of certain income tax credit investments while the decrease from the fourth quarter of 2025 reflected an increase in tax benefits related to stock-based compensation activity.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its proactive asset and liability management and prudent financial planning.

•	The Company’s total assets were $17.74 billion at March 31, 2026, representing a $980.6 million, or 5.8%, increase from one year prior and a $441.6 million, or 2.6%, increase from the end of 2025. The increase in the Company’s total assets from one year prior was primarily driven by organic loan growth and the Santander branch acquisition, while the increase from the end of 2025 was primarily due to higher cash and cash equivalents balances reflective of seasonal inflows of governmental deposit balances.
•	At March 31, 2026, the Company’s readily available sources of liquidity totaled $6.83 billion, including unrestricted cash and cash equivalents balances of $557.4 million, unpledged investment securities totaling $1.76 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.62 billion and $2.89 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The Company’s readily available sources of liquidity represent 248% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits, at March 31, 2026.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent 81% of total ending deposits at March 31, 2026.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at March 31, 2026 of $14.87 billion were $483.0 million, or 3.4%, higher than the end of 2025 and were $978.1 million, or 7.0%, higher than one year prior. The growth from December 31, 2025 was primarily due to seasonal inflows of governmental deposit balances while the increase from one year prior was primarily driven by growth in consumer and business deposit balances, including the $543.7 million of deposits assumed in the Santander branch acquisition.
•	Ending borrowings of $647.3 million at March 31, 2026, which included $438.1 million of fixed rate Federal Home Loan Bank of New York term borrowings, $201.0 million of customer repurchase agreements and $8.2 million of finance lease liabilities, decreased $42.6 million, or 6.2%, from the end of 2025 and decreased $214.7 million, or 24.9%, from one year prior. The decreases between both periods reflected decreases in fixed-rate term borrowings and customer repurchase agreements.
•	The Company’s average cost of funds of 1.20% decreased 13 basis points from the first quarter of 2025 and decreased 7 basis points from the fourth quarter of 2025. The decreases between both periods reflected lower average deposit and borrowing costs and a lower proportion of funding from higher rate borrowings.
•	The quarterly average cost of total deposits of 1.10% remains comparatively low relative to the industry and decreased 7 basis points from the first quarter of 2025 and 5 basis points from the linked fourth quarter.
•	63% of the Company’s total deposits were in no- and relatively low-rate checking and savings accounts at the end of the first quarter of 2026. Time deposit accounts represented 14% of the Company’s total deposits at the end of the first quarter of 2026, a decrease of 1 percentage point from both March 31, 2025 and the end of 2025.

5

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is well diversified, with credit performance remaining a central priority. The Company’s asset quality metrics, including net charge-offs and delinquent and nonperforming loan levels, remain strong compared to the banking industry, reflecting the Company’s robust risk management practices and disciplined credit quality standards.

•	Ending loans at March 31, 2026 totaled $11.13 billion, an increase of $181.4 million, or 1.7%, compared to December 31, 2025 and an increase of $710.0 million, or 6.8%, compared to one year prior. The increases between both periods primarily reflected organic growth in the overall business and consumer lending portfolios. The Company’s non-owner occupied and multifamily CRE exposure remains diverse both geographically and by property type, and relatively low at 15% of total assets, 25% of total loans and 194% of total bank-level regulatory capital.
•	At March 31, 2026, the Company’s allowance for credit losses totaled $90.2 million, or 0.81% of total loans outstanding, compared to $87.9 million, or 0.80% of total loans outstanding, at December 31, 2025, and $82.8 million, or 0.79% of total loans outstanding, at March 31, 2025. The increases were driven by a net reserve build in the business lending portfolio reflective of organic CRE loan growth.
•	The Company recorded a $5.6 million provision for credit losses during the first quarter of 2026 compared to $5.0 million in the linked fourth quarter and $6.7 million in the prior year’s first quarter, reflective of organic loan growth and stable credit quality metrics.
•	The Company recorded net charge-offs of $3.0 million, or an annualized 0.11% of average loans, in the first quarter of 2026 compared to net charge-offs of $3.2 million, or an annualized 0.13% of average loans, in the first quarter of 2025 and net charge-offs of $2.3 million, or an annualized 0.09% of average loans, in the fourth quarter of 2025.
•	Total delinquent loans, consisting of loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.12% at the end of the first quarter of 2026. This compares to 1.29% at March 31, 2025, and 1.10% at December 31, 2025.
•	At March 31, 2026, nonperforming (90 or more days delinquent and non-accruing) loans were $53.7 million, or 0.48% of total loans outstanding compared to $56.5 million, or 0.52% of total loans outstanding at December 31, 2025, and $75.0 million, or 0.72% of total loans outstanding one year earlier. The decrease in nonperforming loans from the end of the prior year’s first quarter was primarily attributable to a decrease in nonaccrual business lending loan balances, driven largely by the derecognition of two CRE loan relationships in the prior year’s second quarter, including one substantially repaid and one charged off with the collateral transferred to other real estate owned.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of income and prudent dividend practices, have allowed it to build and maintain a strong capital position. At March 31, 2026, all of the Company’s and Community Bank, N.A.’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $2.02 billion at March 31, 2026 was $189.9 million, or 10.4%, higher than one year ago, primarily due to a $119.5 million increase in retained earnings and a $71.0 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity increased $18.0 million, or 0.9%, from December 31, 2025, primarily driven by a $32.5 million increase in retained earnings, partially offset by $14.8 million increase in treasury stock.
•	The Company’s shareholders’ equity to assets ratio was 11.41% at March 31, 2026, an increase from 10.94% at March 31, 2025 and a decrease from 11.59% at December 31, 2025.
•	The Company’s tier 1 leverage ratio of 9.20% at March 31, 2026 remained substantially above the regulatory well-capitalized standard of 5.0% and decreased 9 basis points from one year earlier and decreased 1 basis point from December 31, 2025. The decrease in the Company’s tier 1 leverage ratio from one year prior was primarily due to the intangible assets added as part of the Santander branch acquisition. The decreases in the Company’s tier 1 leverage ratio between both periods were also impacted by $15.5 million and $26.6 million of common stock repurchases over the past three and twelve months, respectively.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 6.68% at March 31, 2026, up from 6.15% a year earlier and down from 6.75% at December 31, 2025. Tangible equity (non-GAAP) increased $146.0 million, or 14.9%, from one year prior due to the aforementioned increase in retained earnings and decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Tangible assets (non-GAAP) increased $936.7 million, or 5.9%, from the prior year due primarily to organic loan growth and the Santander branch acquisition.

6

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2025 marked the 33rd consecutive year of dividend increases for the Company.

•	During the first quarter of 2026, the Company declared a quarterly cash dividend of $0.47 per share on its common stock, up 2.2% from the $0.46 dividend declared in the first quarter of 2025.
•	On April 22, 2026, the Company announced a quarterly cash dividend of $0.47 per share on its common stock, payable on July 10, 2026 to shareholders of record as of June 15, 2026, representing an annualized yield of 3.0% based upon the $63.17 closing price of the Company’s stock on April 28, 2026.
•	In December 2025, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2026. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 250,000 shares repurchased pursuant to the 2026 stock repurchase program during the first quarter of 2026.

Wealth Management Services Expansion with Acquisition of ClearPoint Federal Bank & Trust

On January 15, 2026, the Company announced that Community Bank, N.A. has entered into an agreement to acquire ClearPoint Federal Bank & Trust (“ClearPoint”) in an all-cash transaction for approximately $40 million, subject to potential purchase price adjustments. The transaction significantly expands the revenue and offerings of Nottingham Financial Group, the Company’s wealth management services business, and contributes to the Company’s strategic capital deployment into durable, recurring and growing income streams. ClearPoint is a national leader in trust administration for the approximately $20 billion death care industry, with over $1.5 billion of assets under management and a historical 3-year revenue CAGR of 9.7%. The Company expects the transaction to close in the second quarter of 2026 subject to the receipt of requisite regulatory approval and other customary closing conditions.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, restructuring expenses, litigation accrual, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. The Company also provides supplemental ratio reporting at the segment level, which includes adjusted return on tangible equity. Adjusted return on tangible equity represents annualized adjusted income before income taxes applicable to each segment as a percentage of average tangible equity for each respective segment. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, restructuring expenses, litigation accrual, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest income and net interest margin on a fully tax-equivalent (“FTE”) basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

7

Conference Call Scheduled

Company management will host a conference call at 11:00 a.m. (ET) today, April 29, 2026, to discuss the first quarter 2026 results. The conference call can be accessed via webcast at https://app.webinar.net/qplYz5Bw2x6 or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

This earnings release is also available within the ”News” section of the Company's investor relations website at https://communityfinancialsystem.com/news/. A replay of the earnings call webcast will also be available on this site for at least one year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

8

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Earnings
Loan income	$154,378	$154,768	$152,509	$146,534	$142,904
Investment income	25,609	26,699	24,774	26,344	24,743
Total interest income	179,987	181,467	177,283	172,878	167,647
Interest expense	45,275	48,042	49,118	48,130	47,435
Net interest income	134,712	133,425	128,165	124,748	120,212
Provision for credit losses	5,636	4,979	5,564	4,117	6,690
Net interest income after provision for credit losses	129,076	128,446	122,601	120,631	113,522
Deposit service and other banking fees	20,711	23,209	19,980	19,086	18,108
Mortgage banking	1,100	385	1,180	972	998
Employee benefit services	34,572	36,564	34,408	32,380	32,622
Insurance services	12,586	12,684	14,137	13,388	14,201
Wealth management services	10,332	9,574	8,946	8,683	9,862
Unrealized (loss) gain on equity securities	(401)	(105)	236	(1)	245
Loss from equity method investments	(326)	(285)	0	0	0
Total noninterest revenues	78,574	82,026	78,887	74,508	76,036
Salaries and employee benefits	80,322	81,920	76,532	79,021	76,442
Data processing and communications	17,871	18,221	19,119	16,699	16,122
Occupancy and equipment	14,882	12,646	11,419	11,486	12,698
Business development and marketing	2,535	3,419	4,585	4,001	3,130
Legal and professional fees	5,070	4,212	4,469	4,368	4,849
Amortization of intangible assets	4,246	3,737	3,258	3,369	3,482
Other	8,110	14,397	8,937	10,158	8,567
Total noninterest expenses	133,036	138,552	128,319	129,102	125,290
Income before income taxes	74,614	71,920	73,169	66,037	64,268
Income taxes	17,396	17,498	18,081	14,706	14,654
Net income	$57,218	$54,422	$55,088	$51,331	$49,614
Basic earnings per share	$1.08	$1.03	$1.04	$0.97	$0.94
Diluted earnings per share	$1.08	$1.03	$1.04	$0.97	$0.93
Profitability (GAAP)
Return on assets (GAAP)	1.33%	1.26%	1.30%	1.24%	1.22%
Return on equity (GAAP)	11.51%	11.04%	11.62%	11.21%	11.28%
Noninterest revenues/total revenues (GAAP)	36.8%	38.1%	38.1%	37.4%	38.7%
Efficiency ratio (GAAP)	62.4%	64.3%	62.0%	64.8%	63.8%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.42%	1.38%	1.38%	1.34%	1.28%
Operating return on equity (non-GAAP)	12.30%	12.08%	12.25%	12.10%	11.84%
Return on tangible equity (non-GAAP)	21.96%	20.88%	22.27%	22.09%	22.86%
Operating return on tangible equity (non-GAAP)	22.19%	21.70%	22.43%	22.63%	22.76%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	36.8%	37.9%	37.9%	37.2%	38.5%
Operating efficiency ratio (non-GAAP)	59.8%	61.0%	59.9%	62.0%	61.9%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.68%	5.68%	5.68%	5.63%	5.58%
Cash equivalents yield	3.61%	3.84%	3.92%	4.33%	4.30%
Investment yield	2.10%	2.14%	2.12%	2.17%	2.11%
Earning asset yield	4.60%	4.60%	4.59%	4.56%	4.51%
Interest-bearing deposit rate	1.47%	1.55%	1.59%	1.59%	1.59%
Borrowing rate	3.55%	3.57%	3.82%	3.56%	3.63%
Cost of all interest-bearing funds	1.59%	1.68%	1.76%	1.74%	1.75%
Cost of total deposits	1.10%	1.15%	1.17%	1.19%	1.17%
Cost of funds (includes noninterest-bearing deposits)	1.20%	1.27%	1.33%	1.32%	1.33%
Net interest margin	3.43%	3.37%	3.30%	3.27%	3.21%
Net interest margin (FTE) (non-GAAP)	3.45%	3.39%	3.33%	3.30%	3.24%
Fully tax-equivalent adjustment (non-GAAP)	$850	$875	$880	$884	$894
Average Balances
Loans	$11,029,905	$10,819,267	$10,664,241	$10,455,637	$10,402,985
Cash equivalents	230,593	223,700	46,550	159,688	130,649
Taxable investment securities	4,272,245	4,266,451	4,268,660	4,256,943	4,211,921
Nontaxable investment securities	407,433	411,771	413,663	417,323	419,746
Total interest-earning assets	15,940,176	15,721,189	15,393,114	15,289,591	15,165,301
Total assets	17,468,804	17,179,984	16,755,095	16,590,741	16,439,357
Interest checking, savings and money market deposits	8,685,727	8,470,840	8,086,979	8,094,208	7,899,568
Time deposits	2,185,114	2,138,368	2,088,861	2,125,683	2,152,113
Customer repurchase agreements	214,361	220,670	187,845	240,817	250,142
Overnight borrowings	9,406	37,554	151,495	16,408	57,192
FHLB and other borrowings	450,643	462,991	531,979	587,523	602,838
Total interest-bearing liabilities	11,545,251	11,330,423	11,047,159	11,064,639	10,961,853
Noninterest-bearing deposits	3,703,510	3,702,200	3,640,964	3,522,734	3,519,962
Shareholders' equity	2,016,141	1,955,306	1,881,116	1,836,965	1,783,646

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data
Cash and cash equivalents	$572,173	$301,755	$245,247	$237,248	$518,021
Investment securities:
Available-for-sale	2,848,132	2,875,341	2,859,312	2,832,370	2,826,915
Held-to-maturity	1,460,750	1,454,166	1,442,308	1,430,991	1,393,837
Equity and other	81,717	77,252	78,944	86,709	80,591
Total investment securities	4,390,599	4,406,759	4,380,564	4,350,070	4,301,343
Loans:
Business lending	4,883,451	4,733,867	4,663,878	4,541,192	4,540,002
Consumer mortgage	3,619,067	3,617,186	3,544,277	3,523,025	3,504,151
Consumer indirect	1,894,011	1,859,354	1,834,766	1,767,213	1,707,938
Home equity	534,439	533,755	510,933	494,183	481,248
Consumer direct	200,216	205,595	196,408	193,504	187,802
Total loans	11,131,184	10,949,757	10,750,262	10,519,117	10,421,141
Allowance for credit losses	90,193	87,921	84,944	81,851	82,840
Goodwill and intangible assets, net	943,314	942,716	899,967	898,381	900,332
Other assets	797,782	790,230	766,708	742,053	706,299
Total assets	17,744,859	17,303,296	16,957,804	16,665,018	16,764,296
Deposits:
Noninterest-bearing	3,732,720	3,683,442	3,686,772	3,588,602	3,526,485
Non-maturity interest-bearing	8,997,532	8,497,337	8,337,797	8,010,808	8,215,773
Time	2,139,870	2,206,306	2,032,281	2,102,358	2,149,789
Total deposits	14,870,122	14,387,085	14,056,850	13,701,768	13,892,047
Customer repurchase agreements	201,027	231,163	224,169	180,621	266,581
Other borrowings	446,319	458,770	539,180	713,839	595,455
Accrued interest and other liabilities	203,399	220,244	198,655	185,699	176,138
Total liabilities	15,720,867	15,297,262	15,018,854	14,781,927	14,930,221
Shareholders' equity	2,023,992	2,006,034	1,938,950	1,883,091	1,834,075
Total liabilities and shareholders' equity	17,744,859	17,303,296	16,957,804	16,665,018	16,764,296
Capital and Other
Shareholders’ equity/total assets (GAAP)	11.41%	11.59%	11.43%	11.30%	10.94%
Tangible equity/tangible assets (non-GAAP)	6.68%	6.75%	6.73%	6.51%	6.15%
Tier 1 leverage ratio	9.20%	9.21%	9.46%	9.42%	9.29%
Loan-to-deposit ratio	74.9%	76.1%	76.5%	76.8%	75.0%
Diluted weighted average common shares outstanding	52,967	52,959	53,036	53,117	53,130
Period end common shares outstanding	52,537	52,682	52,662	52,869	52,836
Cash dividends declared per common share	$0.47	$0.47	$0.47	$0.46	$0.46
Book value (GAAP)	$38.53	$38.08	$36.82	$35.62	$34.71
Tangible book value (non-GAAP)	$21.40	$21.02	$20.57	$19.46	$18.52
Common stock price at quarter-end	$58.65	$57.44	$58.64	$56.87	$56.86

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Asset Quality
Nonaccrual loans	$47,103	$49,509	$49,327	$45,808	$69,051
Accruing loans 90+ days delinquent	6,595	6,948	6,730	7,519	5,928
Total nonperforming loans	53,698	56,457	56,057	53,327	74,979
Other real estate owned	8,134	8,209	7,851	7,954	2,746
Total nonperforming assets	61,832	64,666	63,908	61,281	77,725
Net charge-offs	2,972	2,328	2,471	5,114	3,229
Allowance for credit losses/loans outstanding	0.81%	0.80%	0.79%	0.78%	0.79%
Nonperforming loans/loans outstanding	0.48%	0.52%	0.52%	0.51%	0.72%
Allowance for credit losses/nonperforming loans	168%	156%	152%	153%	110%
Net charge-offs/average loans	0.11%	0.09%	0.09%	0.20%	0.13%
Delinquent loans/ending loans	1.12%	1.10%	1.00%	1.01%	1.29%
Provision for credit losses/net charge-offs	190%	214%	225%	80%	207%
Nonperforming assets/total assets	0.35%	0.37%	0.38%	0.37%	0.46%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$57,218	$54,422	$55,088	$51,331	$49,614
Income taxes	17,396	17,498	18,081	14,706	14,654
Income before income taxes	74,614	71,920	73,169	66,037	64,268
Provision for credit losses	5,636	4,979	5,564	4,117	6,690
Pre-tax, pre-provision net revenue (non-GAAP)	80,250	76,899	78,733	70,154	70,958
Acquisition expenses	433	2,848	747	67	1
Restructuring expenses	0	(26)	0	1,525	0
Litigation accrual	0	0	0	0	(50)
Unrealized loss (gain) on equity securities	401	105	(236)	1	(245)
Amortization of intangible assets	4,246	3,737	3,258	3,369	3,482
Operating pre-tax, pre-provision net revenue (non-GAAP)	$85,330	$83,563	$82,502	$75,116	$74,146

Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.08	$1.03	$1.04	$0.97	$0.93
Income taxes	0.33	0.33	0.34	0.27	0.28
Income before income taxes	1.41	1.36	1.38	1.24	1.21
Provision for credit losses	0.11	0.10	0.11	0.08	0.12
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.52	1.46	1.49	1.32	1.33
Acquisition expenses	0.01	0.05	0.01	0.00	0.00
Restructuring expenses	0.00	0.00	0.00	0.03	0.00
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	0.00
Amortization of intangible assets	0.08	0.07	0.06	0.06	0.07
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.61	$1.58	$1.56	$1.41	$1.40

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating net income (non-GAAP)
Net income (GAAP)	$57,218	$54,422	$55,088	$51,331	$49,614
Acquisition expenses	433	2,848	747	67	1
Tax effect of acquisition expenses	(99)	(658)	(155)	(12)	0
Subtotal (non-GAAP)	57,552	56,612	55,680	51,386	49,615
Restructuring expenses	0	(26)	0	1,525	0
Tax effect of restructuring expenses	0	6	0	(274)	0
Subtotal (non-GAAP)	57,552	56,592	55,680	52,637	49,615
Litigation accrual	0	0	0	0	(50)
Tax effect of litigation accrual	0	0	0	0	12
Subtotal (non-GAAP)	57,552	56,592	55,680	52,637	49,577
Unrealized loss (gain) on equity securities	401	105	(236)	1	(245)
Tax effect of unrealized loss (gain) on equity securities	(91)	(24)	49	0	57
Subtotal (non-GAAP)	57,862	56,673	55,493	52,638	49,389
Amortization of intangible assets	4,246	3,737	3,258	3,369	3,482
Tax effect of amortization of intangible assets	(967)	(863)	(677)	(605)	(804)
Operating net income (non-GAAP)	$61,141	$59,547	$58,074	$55,402	$52,067

Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.08	$1.03	$1.04	$0.97	$0.93
Acquisition expenses	0.01	0.05	0.01	0.00	0.00
Tax effect of acquisition expenses	0.00	(0.01)	0.00	0.00	0.00
Subtotal (non-GAAP)	1.09	1.07	1.05	0.97	0.93
Restructuring expenses	0.00	0.00	0.00	0.03	0.00
Tax effect of restructuring expenses	0.00	0.00	0.00	(0.01)	0.00
Subtotal (non-GAAP)	1.09	1.07	1.05	0.99	0.93
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.09	1.07	1.05	0.99	0.93
Unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	0.00
Tax effect of unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.09	1.07	1.05	0.99	0.93
Amortization of intangible assets	0.08	0.07	0.06	0.06	0.07
Tax effect of amortization of intangible assets	(0.02)	(0.02)	(0.02)	(0.01)	(0.02)
Operating diluted earnings per share (non-GAAP)	$1.15	$1.12	$1.09	$1.04	$0.98

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Return on assets
Net income (GAAP)	$57,218	$54,422	$55,088	$51,331	$49,614
Average total assets	17,468,804	17,179,984	16,755,095	16,590,741	16,439,357
Return on assets (GAAP)	1.33%	1.26%	1.30%	1.24%	1.22%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$61,141	$59,547	$58,074	$55,402	$52,067
Average total assets	17,468,804	17,179,984	16,755,095	16,590,741	16,439,357
Operating return on assets (non-GAAP)	1.42%	1.38%	1.38%	1.34%	1.28%

Return on equity
Net income (GAAP)	$57,218	$54,422	$55,088	$51,331	$49,614
Average total equity	2,016,141	1,955,306	1,881,116	1,836,965	1,783,646
Return on equity (GAAP)	11.51%	11.04%	11.62%	11.21%	11.28%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$61,141	$59,547	$58,074	$55,402	$52,067
Average total equity	2,016,141	1,955,306	1,881,116	1,836,965	1,783,646
Operating return on equity (non-GAAP)	12.30%	12.08%	12.25%	12.10%	11.84%

Net interest margin
Net interest income	$134,712	$133,425	$128,165	$124,748	$120,212
Total average interest-earning assets	15,940,176	15,721,189	15,393,114	15,289,591	15,165,301
Net interest margin	3.43%	3.37%	3.30%	3.27%	3.21%

Net interest margin (FTE) (non-GAAP)
Net interest income	$134,712	$133,425	$128,165	$124,748	$120,212
Fully tax-equivalent adjustment (non-GAAP)	850	875	880	884	894
Fully tax-equivalent net interest income (non-GAAP)	135,562	134,300	129,045	125,632	121,106
Total average interest-earning assets	15,940,176	15,721,189	15,393,114	15,289,591	15,165,301
Net interest margin (FTE) (non-GAAP)	3.45%	3.39%	3.33%	3.30%	3.24%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$78,574	$82,026	$78,887	$74,508	$76,036
Unrealized loss (gain) on equity securities	401	105	(236)	1	(245)
Total operating noninterest revenues (non-GAAP)	$78,975	$82,131	$78,651	$74,509	$75,791

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$133,036	$138,552	$128,319	$129,102	$125,290
Acquisition expenses	(433)	(2,848)	(747)	(67)	(1)
Restructuring expenses	0	26	0	(1,525)	0
Litigation accrual	0	0	0	0	50
Amortization of intangible assets	(4,246)	(3,737)	(3,258)	(3,369)	(3,482)
Total operating noninterest expenses (non-GAAP)	$128,357	$131,993	$124,314	$124,141	$121,857

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating revenues (non-GAAP)
Net interest income (GAAP)	$134,712	$133,425	$128,165	$124,748	$120,212
Noninterest revenues (GAAP)	78,574	82,026	78,887	74,508	76,036
Total revenues (GAAP)	213,286	215,451	207,052	199,256	196,248
Unrealized loss (gain) on equity securities	401	105	(236)	1	(245)
Total operating revenues (non-GAAP)	$213,687	$215,556	$206,816	$199,257	$196,003

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$78,574	$82,026	$78,887	$74,508	$76,036
Total revenues (GAAP) – denominator	213,286	215,451	207,052	199,256	196,248
Noninterest revenues/total revenues (GAAP)	36.8%	38.1%	38.1%	37.4%	38.7%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$78,975	$82,131	$78,651	$74,509	$75,791
Total operating revenues (non-GAAP)	213,687	215,556	206,816	199,257	196,003
Fully tax-equivalent adjustment (non-GAAP)	850	875	880	884	894
Total operating revenues (FTE) (non-GAAP) – denominator	214,537	216,431	207,696	200,141	196,897
Operating noninterest revenues/operating revenues (FTE) (non- GAAP)	36.8%	37.9%	37.9%	37.2%	38.5%

Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$133,036	$138,552	$128,319	$129,102	$125,290
Total revenues (GAAP) – denominator	213,286	215,451	207,052	199,256	196,248
Efficiency ratio (GAAP)	62.4%	64.3%	62.0%	64.8%	63.8%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$128,357	$131,993	$124,314	$124,141	$121,857
Total operating revenues (FTE) (non-GAAP) - denominator	214,537	216,431	207,696	200,141	196,897
Operating efficiency ratio (non-GAAP)	59.8%	61.0%	59.9%	62.0%	61.9%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$17,744,859	$17,303,296	$16,957,804	$16,665,018	$16,764,296
Goodwill and intangible assets, net	(943,314)	(942,716)	(899,967)	(898,381)	(900,332)
Deferred taxes on goodwill and intangible assets, net	43,752	43,905	44,130	44,336	44,644
Total tangible assets (non-GAAP)	$16,845,297	$16,404,485	$16,101,967	$15,810,973	$15,908,608

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$2,023,992	$2,006,034	$1,938,950	$1,883,091	$1,834,075
Goodwill and intangible assets, net	(943,314)	(942,716)	(899,967)	(898,381)	(900,332)
Deferred taxes on goodwill and intangible assets, net	43,752	43,905	44,130	44,336	44,644
Total tangible common equity (non-GAAP)	$1,124,430	$1,107,223	$1,083,113	$1,029,046	$978,387

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$2,023,992	$2,006,034	$1,938,950	$1,883,091	$1,834,075
Total assets (GAAP) – denominator	17,744,859	17,303,296	16,957,804	16,665,018	16,764,296
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	11.41%	11.59%	11.43%	11.30%	10.94%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$1,124,430	$1,107,223	$1,083,113	$1,029,046	$978,387
Total tangible assets (non-GAAP) - denominator	16,845,297	16,404,485	16,101,967	15,810,973	15,908,608
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	6.68%	6.75%	6.73%	6.51%	6.15%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$57,218	$54,422	$55,088	$51,331	$49,614
Amortization of intangible assets, net of tax	3,279	2,874	2,581	2,764	2,678
Net income, excluding amortization of intangible assets (non-GAAP)	60,497	57,296	57,669	54,095	52,292
Average shareholders’ equity	2,016,141	1,955,306	1,881,116	1,836,965	1,783,646
Average goodwill and intangible assets, net	(942,701)	(910,627)	(897,943)	(899,416)	(900,530)
Average deferred taxes on goodwill and intangible assets, net	43,829	44,018	44,233	44,490	44,631
Average tangible common equity (non-GAAP)	1,117,269	1,088,697	1,027,406	982,039	927,747
Return on tangible equity (non-GAAP)	21.96%	20.88%	22.27%	22.09%	22.86%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$61,141	$59,547	$58,074	$55,402	$52,067
Average tangible common equity (non-GAAP)	1,117,269	1,088,697	1,027,406	982,039	927,747
Operating return on tangible equity (non-GAAP)	22.19%	21.70%	22.43%	22.63%	22.76%

Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$2,023,992	$2,006,034	$1,938,950	$1,883,091	$1,834,075
Period end common shares outstanding – denominator	52,537	52,682	52,662	52,869	52,836
Book value (GAAP)	$38.53	$38.08	$36.82	$35.62	$34.71

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$1,124,430	$1,107,223	$1,083,113	$1,029,046	$978,387
Period end common shares outstanding – denominator	52,537	52,682	52,662	52,869	52,836
Tangible book value (non-GAAP)	$21.40	$21.02	$20.57	$19.46	$18.52

	2026	2025
	1st Qtr	4th Qtr	1st Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$79,694	$78,584	$67,456
Unrealized (loss) gain on equity securities	(401)	(105)	245
Amortization of intangible assets	(4,246)	(3,737)	(3,482)
Restructuring expenses	0	26	0
Litigation accrual	0	0	50
Acquisition expenses	(433)	(2,848)	(1)
Total consolidated income before income taxes	$74,614	$71,920	$64,268

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	1st Qtr
Quarterly Segment Information Reconciliations
Reconciliation of average total segment assets to average total consolidated assets
Average total segment assets	$17,593,896	$17,298,866	$16,555,552
Elimination of intersegment cash and deposits	(125,092)	(118,882)	(116,195)
Average total consolidated assets	$17,468,804	$17,179,984	$16,439,357

Banking and Corporate
Adjusted return on assets
Adjusted income before income taxes	$59,611	$58,467	$46,273
Average segment assets	17,192,358	16,916,167	16,213,158
Adjusted return on assets	1.41%	1.37%	1.16%

Adjusted return on equity
Adjusted income before income taxes	$59,611	$58,467	$46,273
Average shareholders’ equity	1,667,914	1,616,116	1,489,739
Adjusted return on equity	14.49%	14.35%	12.60%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$59,611	$58,467	$46,273
Average shareholders’ equity	1,667,914	1,616,116	1,489,739
Average goodwill and intangible assets, net	(779,128)	(749,254)	(738,052)
Average deferred taxes on goodwill and intangible assets, net	40,533	40,541	40,222
Average tangible common equity (non-GAAP)	929,319	907,403	791,909
Adjusted return on tangible equity (non-GAAP)	26.01%	25.56%	23.70%

Employee Benefit Services
Adjusted return on assets
Adjusted income before income taxes	$14,327	$15,997	$13,440
Average segment assets	249,917	236,762	232,461
Adjusted return on assets	23.25%	26.81%	23.45%

Adjusted return on equity
Adjusted income before income taxes	$14,327	$15,997	$13,440
Average shareholders’ equity	217,387	210,344	205,608
Adjusted return on equity	26.73%	30.17%	26.51%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$14,327	$15,997	$13,440
Average shareholders’ equity	217,387	210,344	205,608
Average goodwill and intangible assets, net	(109,742)	(110,144)	(112,746)
Average deferred taxes on goodwill and intangible assets, net	3,127	3,579	4,405
Average tangible common equity (non-GAAP)	110,772	103,779	97,267
Adjusted return on tangible equity (non-GAAP)	52.45%	61.16%	56.04%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2026	2025
	1st Qtr	4th Qtr	1st Qtr
Quarterly Segment Information Reconciliations
Insurance Services
Adjusted return on assets
Adjusted income before income taxes	$1,849	$929	$4,108
Average segment assets	109,005	104,924	71,923
Adjusted return on assets	6.88%	3.51%	23.16%

Adjusted return on equity
Adjusted income before income taxes	$1,849	$929	$4,108
Average shareholders’ equity	93,172	92,004	54,538
Adjusted return on equity	8.05%	4.01%	30.55%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$1,849	$929	$4,108
Average shareholders’ equity	93,172	92,004	54,538
Average goodwill and intangible assets, net	(48,682)	(47,044)	(45,205)
Average deferred taxes on goodwill and intangible assets, net	(160)	(329)	(279)
Average tangible common equity (non-GAAP)	44,330	44,631	9,054
Adjusted return on tangible equity (non-GAAP)	16.92%	8.26%	184.01%

Wealth Management Services
Adjusted return on assets
Adjusted income before income taxes	$3,907	$3,191	$3,635
Average segment assets	42,616	41,013	38,010
Adjusted return on assets	37.18%	30.87%	38.78%

Adjusted return on equity
Adjusted income before income taxes	$3,907	$3,191	$3,635
Average shareholders’ equity	37,668	36,842	33,761
Adjusted return on equity	42.07%	34.36%	43.67%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$3,907	$3,191	$3,635
Average shareholders’ equity	37,668	36,842	33,761
Average goodwill and intangible assets, net	(5,149)	(4,185)	(4,527)
Average deferred taxes on goodwill and intangible assets, net	329	227	283
Average tangible common equity (non-GAAP)	32,848	32,884	29,517
Adjusted return on tangible equity (non-GAAP)	48.24%	38.50%	49.94%

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